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                                                                   EXHIBIT 10.56

                                    TERM NOTE

     DEFINED TERMS. As used in this Term Note (the 'Note' ), the following terms shall have the following mom:

     1.1  BORROWER:        Chase Corporation
                           a Massachusetts corporation
                           26 Summer Street
                           Bridgewater, Massachusetts 02324

     1.2  LENDER:          Citizens Bank of Massachusetts
                           28 State Street Boston, MA
                           02109

     1.3  LOAN AMOUNT:       $2,300,000.00

     1.4  INTEREST RATE:           See Section 3 BELOW.

     1.5  MATURITY DATE:   JANUARY 8, 2008

     1.6 LOAN AGREEMENT: a certain Term Loan Agreement of even date herewith by and between Borrower and Lender.

     1.7 LOAN, LOAN DOCUMENTS AND EVENT OF DEFAULT shall have the same meanings as in the Loan Agreement. The Loan Documents are incorporated herein by reference. All capitalized terms used herein and not otherwise defined herein SHALL have the meanings as SET FORTH IN the Loan Agreement.

     1.8  PREPAYMENT PERIOD;    At any time during the term of the Loan.

2. DEBT: For value received, Borrower hereby promises to pay to the order of Lender the Loan Amount, together with interest on all unpaid balances from the date of such advances made under this Note at the interest rate set forth in this Note, together with all other amounts due hereunder or under the Loan Documents.

3. INTEREST: Interest on all amounts advanced under this Note SHALL accrue interest at either (t) a floating per ANNUM rate of interest equal to the Prime Rate (as announced by Lender from TIME TO TIME), OR (II) AN adjustable per annum rate equal to the LIBPR Rate plus the Applicable Margin (as such terms are defined in Rider A entitled "Provisions for Citizens LIBOR Rate LOANS" attached hereto and made a part hereof). Borrower may elect either interest rate option by written notice to Lender upon the date of this Note and thereafter upon any interest payment date during the term of this Note. The interest rate selected by Borrower shall continue during the term of the

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     Note until Lender receives written notice from Borrower of a requested change. In the absence of any written election by Borrower, this Note shall accrue interest at the Prime Rate option as set forth above. Interest shall be calculated on the basis of the number of actual clays elapsed and a 360-day year.

     PAYMENTS: Borrower shall make payments of interest on the amounts advanced by Lender under this Note monthly in arrears while any part of the indebtedness evidenced hereby is unpaid commencing on the date which is one
     (1) month after the date of this Agreement (the "First Payment Date") and thereafter on each monthly anniversary of the First Payment Date. In addition to accrued interest, Borrower shall make quarterly, payments of principal in the amount of $143,750,00 on each quarterly anniversary of the First Payment Date during the term of this Note . Upon Maturity Date, Borrower shall pay to Lender the entire then unpaid balance of principal and interest under this Note.

     Any payments on this Note, whether such payment is of a regular installment or represents a prepayment (if permitted hereunder), shall be made in coin and currency of the United States of America which is legal tender for the payment of public and private debts, in immediately available funds, to Lender at Lender's address set forth or at such other address as Lender may from time to time designate in writing.

5. DEFAULT INTEREST: If any payment due hereunder or UNDER ANY OF the Loan Documents is not paid within ten (10) days when due, then and in such event, Borrower shall, in addition to any other payment due hereunder, pay interest thereon from and after the date on which such payment first becomes due at an annual interest rate equal to the Interest LATE plus four percent (4%) and such interest shall be due and payable, on demand, at such rate until the entire amount DUE IS paid to Lender, whether or not any action shall have been taken or proceeding commenced to recover the same. Nothing in this Section 5 or in any other provision of this Note shall CONSTITUTE an extension of the time of payment of the indebtedness hereunder,

6. DELINQUENCY CHARGES: If Borrower fails to pay any amount of interest on this Note for ten (10) days after such payment becomes due, Lender may, at its option, whether immediately or at the time of final payment of the amounts evidenced by this Note impose a delinquency or "late" charge equal to five percent (5%) of the amount of such past due payment notwithstanding the date on which such payment is actually paid in full. Borrower agrees that any such delinquency charges shall not be deemed to be additional interest or penalty, but SHALL be deemed to be liquidated damages because of the difficulty in computing the actual amount of damages in advance,

7. COSTS AND EXPENSES UPON DEFAULT: After default, in addition to principal, interest and delinquency CHARGES, Lender SHALL be entitled to collect all costs of collection, including, but not limited to, reasonable attorneys, fees and expenses, incurred in connection WITH ANY OF LENDER'S collection efforts, WHETHER OR NOT suit on this Note is filed, and all such COSTS and expenses shall be payable on

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     demand.

8. APPLICATION OF PAYMENTS: Unless an Event of Default has occurred, all payments hereunder shall be applied fist to delinquency charges, costs of collection and enforcement and other similar amounts due, if any, under this Note and under the other Loan Documents, then to interest which is due and payable under this Note and the remainder, if any, to principal due and payable under this Note. If an Event of Default has occurred, such payments may be applied to sums due under this Note or under the other Loan Documents in any order and combination that Lender may, in its sole and absolute discretion, determine.

9. PERMITTED PREPAYMENT: Borrower shall have the right to prepay the Loan in whole or in part, at any time during the Prepayment Period.

10. COSTS; ILLEGALITY OF LOAN: In addition to principal, interest and delinquency charges, Borrower shall pay all costs and expenses, including, without linitat7on, reasonable attorneys' fees and all reasonable expenses and disbursements of counsel, in connection with the protection, realization or enforcement of any of Lender's rights AGAINST Borrower or any other liabilities of Borrower to Lender (whether or not suit or foreclosure is instituted by or against Lender).

     Borrower hereby agrees to pay to Lender on demand (i) all costs and expenses of Lender in commotion with, and any stamp or other taxes or charges (including filing fees) payable with respect to, this Note and the enforcement hereof; and (u) any amount necessary to compensate it for (a) any losses or costs (including funding costs) sustained by it as a consequence of any default by Borrower hereunder; and (b) any increased costs Lender may sustain in maintaining the borrowing evidenced hereby due to the introduction of or any change in, law or applicable regulations (including the interpretation thereof) or due to the compliance by Lender with any guideline OR request from any central bank or governmental authority. In addition if it shall become unlawful, or any central bank or other governmental authority shall assert it to be unlawful, for Lender (or any bank which is directly or indirectly funding Lender with respect to the
     Loan) to maintain the borrowing evidenced hereby, Borrower agrees to prepay this Note in full together with accrued interest and other amounts payable hereunder on demand.

11. WAIVERS: THE BORROWER HEREBY IRREVOCABLY WAIVES ITS RIGHTS TO NOTICE AND HEARING TO THE EXTENT PERMITTED BY LAW OF ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH LENDER MAY DESIRE TO USE, and, further, irrevocably waives presentment for payment, demand, notice of nonpayment, notice of intention to accelerate the maturity of this Note, diligence in collection, commencement of suit

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     AGAINST any obligor, notice of protest, and protest of this NOTE and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, before or after the maturity of this Note, with or without notice to Borrower, and agrees that Borrower's liability SHALL not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification tented or consented to by Lender. Borrower consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note. Any delay on the part of Lender in exercising any right under this Note shall not operate as a waiver of any such right, and any waiver granted or consented to on one occasion shall not operate as a waiver in the event of any subsequent default.

12, NO USURY: Lender and Borrower intend to comply at all times with applicable usury laws, If at any time such laws would ever render usurious any amounts called for under this Note or the other Loan Documents, then it is Borrowers and Lender's express intention that Borrower shall not be required to pay interest on this Note at a rate in excess of the maximum lawful rate, that the provisions of this Section 12 shall control over all other provisions of this Note and the Loan Documents which may be in apparent conflict herewith, that such excess amount shall be credited to the principal balance of this Note (or, if this Note has been fully paid, refunded by Lender to Borrower), and the provisions hereof shall be reformed and the amounts thereafter collectible under this Note reduced, without the necessity of the execution of any further documents, so as to comply with the then applicable law, but so as to permit the recovery by Lender of the fullest amount otherwise called for under this Note. Any such crediting or refund shall not cure or waive any default by Borrower tinder this Note or the other Loan Documents. If at any time following any reduction in the interest rate payable by Borrower there remains unpaid any principal amount under this Note and the maximum interest rate allowed by applicable law is increased or eliminated, then the interest rate payable under this Note shall be readjusted, to the extent not prohibited by applicable law, so that the dollar amount of interest payable hereunder shall be equal to the dollar amount of interest which would have been paid by Borrower without giving effect to the reduction in interest resulting from compliance with applicable usury laws. Borrower agrees that in determining whether or not any interest payable under this Note or the other Loan Documents exceeds the highest rate allowed by law, any non principal payment (except payments specifically stated in this Note or in the other Loan Documents to be "interest"), including, without limitation, prepayment fees and delinquency charges, shall, to the maximum extent allowed by law, be an expense, fee or premium rather than interest. The term "applicable law", as used in this Note shall mean the laws of The Commonwealth of Massachusetts or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

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13.  ACCELERATION AND OTHER REMEDIES: If

          (a) Borrower fails to pay any sum within five (5) days of when due under this Note; or

          (b) an "Event of Default", as said team is defined in the Loan Agreement or any other Loan Document, occurs;

     then, and in any such event Lender may, at its option, declare the e the unpaid balance of this Note together with interest accrued thereon, to be immediately due and payable and Lender may proceed to exercise any rights or remedies that it may have under this Note, the Loan Agreement, the other Loan Documents or such other rights and remedies which Lender may have at law, equity or otherwise.

14. SUCCESSORS AND ASSIGNS: This Note shall be binding upon Borrower and upon its respective heirs, successors, assigns and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

15. DEPOSITS: Any and all deposits or other sums at any time credited by or due from Lender to Borrower and any cash, securities, instruments, or other property of Borrower which now or hereafter are at any time in the possession or control of Lender, constitute additional security to Lender for the Liabilities of Borrower to Lender including, without limitation, the liability evidenced hereby, and may be applied or set off by Lender against such liabilities at any time from and after an Event of Default hereunder whether or not other collateral is available to Lender.

16. COLLECTION: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Lender and handled by collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Lender except to the extent that actual cash proceeds of such instrument are unconditionally received by Lender and applied to this indebtedness in the manner elsewhere herein provided.

17. AMENDMENTS: This Note may be changed or amended only by an agreement in writing signed by the party against whom enforcement is sought.

18. GOVERNING LAW; SUBMISSION TO JURISDICTION: This Note is given to evidence debt for business or commercial purposes, is being delivered to Lender at one of its offices in The Commonwealth of Massachusetts and shall be governed by and construed under the laws of said Commonwealth. Borrower hereby submits to personal jurisdiction in said Commonwealth for the enforcement of Borrower's obligations

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     hereunder, under the Loan Agreement and under the other Loan Documents, and waives any and all personal rights under the law of any other state to object to jurisdiction within such Commonwealth for the purposes of litigation to enforce such obligations of Borrower. In the event such litigation is commenced, Borrower agrees that service of process may be made, and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required to commence such litigation upon Borrower at the address set forth in the preamble to this Note.

19. CAPTIONS: All paragraph and subparagraph captions are for convenience of reference only and shall not affect the construction of any provision herein.


IN WITNESS WHEREOF, THIS NOTE HAS BEEN EXECUTED AND DELIVERED UNDER SEAL AS OF
THE
           8TH DAY OF JANUARY 2004.


                                                       CHASE CORPORATION

BY:  /s/ PETER R. CHASE, PRESIDENT
     -----------------------------


WITNESS
/s/ PAULA M. MYERS, WITNESS
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